EXHIBIT 23.2 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 14, 2005, in the Registration Statement and the related Prospectus of BonusAmerica Worldwide Corp. for the registration of 10,000,000 shares of its common stock.

/s/ Clancy and Co., P.L.L.C.
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Clancy and Co. P.L.L.C.
Certified Public Accountants and Consultants

Phoenix, Arizona
January 6, 2006